Exhibit 10.6

Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

$750,000
No. A-1	New York, New York

FinTech Acquisition Corp. (the "Maker") promises to pay to the order of FinTech Investor Holdings, LLC (the "Payee") the principal sum of Seven Hundred and Fifty Thousand ($750,000) in lawful money of the United States of America, on the terms and conditions described below.

1.          Principal. The principal balance of this Note shall be repayable on the date (the “Maturity Date”) on which Maker consummates a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). No amount shall be due under this Note if such Initial Business Combination is not consummated on or before the 18 month anniversary of the date of the completion of the Maker’s initial public offering (“IPO”).

2.          Interest. This Note shall bear no interest.

3.          Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys' fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.          Conversion. At the Maturity Date, by providing written notice to Maker, Payee may elect to convert any portion or all of the amount outstanding under this Note into warrants to purchase shares of common stock of the entity surviving or resulting from the Initial Business at a conversion price of $0.75 per warrant. The terms and conditions of such warrants shall be as described in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO (together, the “Registration Statement”).

5.          Events of Default. The following shall constitute Events of Default:

(a)        Failure to Make Required Payments. Failure by Maker to pay the principal of, or other payments on, this Note within five (5) business days following the date when due.

6.          Remedies.

(a)        Upon the occurrence of an Event of Default specified in Section 5(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable under this Note, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

7.           Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.          Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

9.          Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

FinTech Acquisition Corp.

712 Fifth Avenue

12th Floor

New York, New York 10019

Attention: James McEntee

If to Payee:

FinTech Investor Holdings, LLC

712 Fifth Avenue

12th Floor

New York, New York 10019

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party's on-line access provider, (iv) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

10.          Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.          Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.          Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the trust account (other than interest income earned on such trust account) in which the proceeds of Maker’s IPO and the proceeds of the sale of the securities issued in a private placement to be consummated concurrently with the completion of the Maker’s IPO, as described in greater detail in the Registration Statement, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account (other than interest income earned on such trust account) for any reason whatsoever.

13.          Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14.          Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature Page Follows]

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

FINTECH ACQUISITION CORP.

By:	/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page – Promissory Note]

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